Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 242 to the Registration Statement of Deutsche DWS Investment Trust (formerly Deutsche Investment Trust) (Form N-1A, No. 002-13628) of our report dated January 23, 2019 on the financial statements and financial highlights of DWS CROCI® Equity Dividend Fund (formerly Deutsche CROCI® Equity Dividend Fund) and DWS Mid Cap Value Fund (formerly Deutsche Mid Cap Value Fund) (two of the Funds constituting Deutsche DWS Investment Trust) included in the Fund’s Annual Report for the fiscal year ended November 30, 2018.

                                                                              /s/ ERNST & YOUNG LLP

Boston, Massachusetts

February 25, 2019